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                           EMPLOYEE STOCK PURCHASE PLAN
                             FOR ARCADIA FINANCIAL LTD.
                             (As Amended May 28, 1998)



                              ARTICLE I.  INTRODUCTION

               Section 1.01 PURPOSE. The purpose of the EMPLOYEE STOCK PURCHASE PLAN FOR ARCADIA FINANCIAL LTD. (As Amended June 30, 1997) (the "Plan") is to provide employees of ARCADIA FINANCIAL LTD., a Minnesota corporation (the "Company"), and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock, par value $.01 per share, and, thus, to develop a stronger incentive to work for the continued success of the Company.

               Section 1.02 RULES OF INTERPRETATION. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

               Section 1.03 DEFINITIONS. For purposes of the Plan, the following terms will have the meanings set forth below:

               (a) "ACCELERATION DATE" means the earlier of the date of stockholder approval or approval by the Company's Board of Directors of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which stockholders of the Company immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

               (b) "AFFILIATE" means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.

               (c)  "COMMITTEE" means the committee described in Section 10.01.

               (d) "COMPANY" means ARCADIA FINANCIAL LTD., a Minnesota corporation, formerly known as Olympic Financial Ltd, and its successors by merger or consolidation as contemplated by Article XI herein.


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               (e)  "CURRENT COMPENSATION" means all regular straight time gross earnings, wages and salaries paid by the Company to a Participant in accordance with the terms of his or her employment, but excluding bonus payments, overtime, shift premiums and all other forms of special or incentive compensation such as commissions, bonuses and incentive pay.

               (f) "EMPLOYEE" means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding any employee whose customary employment is less than 20 hours per week or for less than 5 months in any calendar year.

               (g) "FAIR MARKET VALUE" as of a given date means such value of the Common Stock as reasonably determined by the Committee, but shall not be less than (i) the closing price of the Common Stock as reported for composite transactions if the Common Stock is then traded on a national securities exchange, (ii) the last sale price if the Common Stock is then quoted on the NASDAQ National Market System, or (iii) the average of the closing representative bid and asked prices of the Common Stock as reported on NASDAQ on the date as of which the fair market value is being determined. If on the date of grant of any option hereunder the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this
          Section 1.03(g) and in connection therewith shall take such action as it deems necessary or advisable. If on a given date the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03(g) and in connection therewith shall take such action as it deems necessary or advisable.

               (h) "PARTICIPANT" means an Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

               (i) "PARTICIPATING AFFILIATE" means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Employees may participate in the Plan.

               (j) "PLAN" means the EMPLOYEE STOCK PURCHASE PLAN FOR ARCADIA FINANCIAL LTD. (As Amended May 28, 1998), the provisions of which are set forth herein. The Plan represents an amendment and restatement of the Plan as in effect immediately prior to May 28, 1998 in accordance with Section 9.03 thereof and was approved by the shareholders on May 28, 1998 at the Company's annual meeting.

               (k) "PURCHASE PERIOD" means the approximate 6 month period beginning on the first business day in January and July in each calendar year and ending on the last business day in June and December of each such year; provided, however, that the then current Purchase Period will end upon the occurrence of an Acceleration Date.


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               (l)  "COMMON STOCK" means the Company's Common Stock, $.01 par value, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.

               (m) "STOCK PURCHASE ACCOUNT" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan and from the Company through matching contributions, if any are authorized and made.

                     ARTICLE II.  ELIGIBILITY AND PARTICIPATION

               Section 2.01 ELIGIBLE EMPLOYEES. All Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes an Employee within the meaning of the Plan. Subject to the provisions of Article VI, each such Employee will continue to be eligible to participate in the Plan so long as he or she remains such an Employee.

               Section 2.02 ELECTION TO PARTICIPATE. An eligible Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period, including any election to participate as to a previous Purchase Period, which has not revoked, and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the Employee withdraws from the Plan or ceases to be eligible to participate in the Plan).

               Section 2.03 LIMITS ON STOCK PURCHASE. No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all Affiliates.

               Section 2.04 VOLUNTARY PARTICIPATION. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

                     ARTICLE III.  PAYROLL DEDUCTIONS, COMPANY
                      CONTRIBUTIONS AND STOCK PURCHASE ACCOUNT

               Section 3.01  DEDUCTION FROM PAY.  The form described in
Section 2.02 will permit a Participant to elect payroll deductions of at least $10.00 per pay period in any multiple of 1% but not more than 10% of such Participant's Current Compensation for each pay period, subject to such other limitations as the Committee in its sole discretion may impose. With respect to any Purchase Period, a Participant may cease making payroll deductions at any time or decrease (but not increase) such deductions for such Purchase Period, subject to such limitations


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as the Committee in its sole discretion may impose.  In the event that during a Purchase Period the entire credit balance in a Participant's Stock Purchase Account exceeds the product of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period, and (b) 7500, then payroll deductions for such Participant shall automatically cease, and shall resume on the first pay period of the next Purchase Period.

               Section 3.02 CREDIT TO ACCOUNT. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday, and Company contributions, if any are authorized and made, will be credited to the Participant's Stock Purchase Account on the last business day of the Purchase Period at the time of and in connection with the purchase of shares of Common Stock in accordance with Articles IV and V hereof.

               Section 3.03 INTEREST. No interest will be paid upon payroll deductions, Company contributions, if any are authorized and made, or on any amount credited to, or on deposit in, a Participant's Stock Purchase Account.

               Section 3.04 NATURE OF ACCOUNT. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

               Section 3.05 NO ADDITIONAL CONTRIBUTIONS. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

                       ARTICLE IV.  RIGHT TO PURCHASE SHARES

               Section 4.01 NUMBER OF SHARES. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole shares of Common Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than 7500 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period and (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year. If the purchases for all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in
Section 10.03, each Participant shall be allocated a pro rata portion of the Common Stock to be sold.

               Section 4.02 PURCHASE PRICE. The purchase price for any Purchase Period shall be the lesser of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.


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                           ARTICLE V.  EXERCISE OF RIGHT

               Section 5.01 PURCHASE OF STOCK. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Common Stock purchasable with such amount (subject to the limitations of Section 4.01), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of the entire credit balance in cash.

               Section 5.02 CASH DISTRIBUTIONS. Any amount remaining in a Participant's Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within 45 days after the end of that Purchase Period.

               Section 5.03 NOTICE OF ACCELERATION DATE. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

                  ARTICLE VI.  WITHDRAWAL FROM PLAN; SALE OF STOCK

               Section 6.01 VOLUNTARY WITHDRAWAL. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

               Section 6.02 DEATH. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's death occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant's estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant's Stock Account distributed in cash within 30 days after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Stock or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become


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fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

               Section 6.03 TERMINATION OF EMPLOYMENT. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant's normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Affiliate, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's approved retirement occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant's Stock Purchase Account in cash within 30 days after the end of that Purchase Period, provided that such Participant shall have no right to purchase Common Stock in the event that the last day of such a Purchase Period occurs more than three months following the termination of such Participant's employment with the Company by reason of such an approved retirement. In the event of any other termination of employment (other than death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be an Employee for any reason. In such event, the entire credit balance in such Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days. For purposes of this Section 6.03, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as an Employee.

                          ARTICLE VII.  NONTRANSFERABILITY

               Section 7.01 NONTRANSFERABLE RIGHT TO PURCHASE. The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

               Section 7.02  NONTRANSFERABLE ACCOUNT.  Except as provided in
Section 6.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

                         ARTICLE VIII.  STOCK CERTIFICATES

               Section 8.01 DELIVERY. As soon as administratively feasible after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, including the use a of book entry or other system to reflect ownership of Common Stock, the Company will cause to be delivered to or for the benefit of the Participant a


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certificate representing the Common Stock purchased on the last business day of such Purchase Period.

               Section 8.02 SECURITIES LAWS. The Company shall not be required to issue or deliver any certificate representing Common Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company shall use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.

               Section 8.03 COMPLETION OF PURCHASE. A Participant shall have no interest in the Common Stock purchased until a certificate representing the same is issued to or for the benefit of the Participant.

               Section 8.04  FORM OF OWNERSHIP.  The certificates
representing Common Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company.

                     ARTICLE IX.  EFFECTIVE DATE, AMENDMENT AND
                                  TERMINATION OF PLAN

               Section 9.01 PLAN APPROVAL. The Plan was originally approved by the Board of Directors on September 8, 1992 and by the shareholders of the Company on March 1, 1993.

               Section 9.02 PLAN COMMENCEMENT. The initial Purchase Period under the Plan as amended May 28, 1998 will commence on the first business day in July 1998. Thereafter, each succeeding Purchase Period will commence and terminate in accordance with Section 1.03(k).

               Section 9.03  POWERS OF BOARD.   The Board of Directors may
amend or discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall without shareholder approval be made that: (i) increases the number of shares that may be issued under the Plan; (ii) permits payroll deductions at a rate in excess of 10% of an Employee's Current Compensation; (iii) changes the designation of employee's (or class of employees) eligible for participation in the Plan; or (iv) materially increases the benefits which may accrue to Employee's participating in the Plan; (v) causes Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act") to become unavailable with respect to the Plan, (vi) requires shareholder approval under any rules or regulations of the New York Stock Exchange or any securities exchange that are applicable to the Company, or (vii) permits the issuance of Common Stock before payment therefor in full.

               Section 9.04 AUTOMATIC TERMINATION. The Plan shall automatically terminate when all of the shares of Common Stock provided for in Section 10.03 have been sold.


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                             ARTICLE X.  ADMINISTRATION

               Section 10.01 THE COMMITTEE. The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company, none of whom shall be officers or employees of the Company. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

               Section 10.02 POWERS OF COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

               Section 10.03 STOCK TO BE SOLD. The Common Stock to be issued and sold under the Plan may be treasury shares or authorized but unissued shares, or the Company may purchase Common Stock in the market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 1,000,000 shares, including any shares issued under the Plan prior to May 28, 1998.

               Section 10.04 NOTICES. Notices to the Committee should be addressed as follows:
                                        ARCADIA FINANCIAL LTD.
                                        c/o HUMAN RESOURCES
                                        7825 WASHINGTON AVE. SOUTH
                                        MINNEAPOLIS, MN  55439

                        ARTICLE XI.  ADJUSTMENT FOR CHANGES
                                  IN STOCK OR COMPANY

               Section 11.01 STOCK DIVIDEND OR RECLASSIFICATION. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

               Section 11.02 MERGER OR CONSOLIDATION. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments


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will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                            ARTICLE XII.  APPLICABLE LAW

               Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.